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                                                                   EXHIBIT 23.18


                        CONSENT OF GREENHILL & CO., LLC


         We hereby consent to the use of our opinion letter dated July 7, 1998 to the Board of Directors of Ranger Equity Holdings Corporation, included as Annex IV to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed business combination of Chancellor Media Corporation and Ranger Equity Holdings Corporation and to the references to our firm name in the Joint Proxy Statement/Prospectus in connection with references to our opinion. In providing such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), nor do we admit and we disclaim that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act.

Dated:     February 11        , 1999
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                                             Greenhill & Co., LLC


                                             By:    /s/ SCOTT L. BOK
                                                --------------------------------
                                             Name:  Scott L. Bok
                                                  ------------------------------
                                             Title: Managing Director
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